UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008 (May 19, 2008)

SAMOYED ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, Arizona 85260
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

2440, 10303 Jasper Avenue, Edmonton, Alberta T5J 3N6
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

THE STOCK EXCHANGE

On May 19, 2008, Samoyed Energy Corp., a Nevada corporation (the “Company,” “Samoyed,” “we” or “us”), consummated a stock exchange (the “AVRS Acquisition”) with the shareholders of Advanced Voice Recognition Systems, Inc., a Colorado corporation (“AVRS”), pursuant to the Stock Exchange Agreement, dated as of April 14, 2008, by and among us and the shareholders of AVRS (the “Exchange Agreement”). Pursuant to the Exchange Agreement, we acquired all of the issued and outstanding capital stock of AVRS, and in exchange we issued 140,000,000 shares of our common stock, par value $.001 per share, to the former AVRS shareholders.  As a result, the former AVRS shareholders now hold approximately 85% of our issued and outstanding stock. Additionally, as a result of the AVRS Acquisition, AVRS became our wholly-owned subsidiary. The Exchange Agreement was filed as an Exhibit to our Current Report on Form 8-K filed on May 1, 2008.

As conditions to the closing of the AVRS Acquisition, certain of our shareholders paid us $250,000, and holders of an aggregate of 3,500,000 shares of our common stock agreed to pay to us an amount equal to $1,750,000 within 90 days of the closing of the AVRS Acquisition, or in the alternative, tender to us for cancellation two shares of our common stock for every $1 not paid. A copy of the letter evidencing this agreement is included as Exhibit 10.2 to this Current Report on Form 8-K.

As a condition to closing the Exchange Agreement, holders of 8,565,010 shares of our common stock agreed that, commencing on May 19, 2008 (the closing of the Exchange Agreement), and ending on a date one year later, the shareholders will not, without our written consent, (i) sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, certain of their shares of our common stock owned directly by them, or with respect to which they have beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of  those shares of our common stock owned directly by them, or with respect to which they have beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission.

In conjunction with the AVRS Acquisition, Lisa Jacobson, who was appointed to serve as our Secretary, Treasurer and member of our Board of Directors on December 3, 2007, resigned from her position on our Board, and from her positions as Secretary and Treasurer, on May 15 and on May 19, 2008, respectively. We anticipate Ms. Jacobson will assist us with transition matters. Walter Geldenhuys, the President, Chief Executive Officer and Director of AVRS, was appointed to our Board of Directors on May 15, 2008, and, on May 20, 2008, was appointed by our Board of Directors to serve as our President, Chief Executive Officer and Chief Financial Officer.

THE STONE CANYON SALE

On May 15, 2008, we entered into an Agreement of Purchase and Sale by and between us and Stone Canyon Resources, Inc., also referred to as Stone Canyon. A copy of the Agreement of Purchase and Sale was included as an Exhibit to our Current Report on Form 8-K filed on May 21, 2008. We closed the Agreement of Purchase and Sale on May 20, 2008, at which time we transferred to Stone Canyon of all our oil and gas assets and the receivables associated with those assets, as well as all of the liabilities related to those oil and gas assets, in exchange for the 22,749,998 shares of our common stock then owned by Stone Canyon, which shares subsequently were cancelled and are no longer issued or outstanding.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Current Report that are not historical are “forward-looking statements”, as that term is defined in Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), that involve a number of risks and uncertainties. Forward-looking statements are typically identified by use of terms such as “may”, “could”, “should”, “expect”, “plan”, “project”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “pursue”, “target” or “continue”, the negative of such terms or other comparable terminology, although some forward-looking statements may be expressed differently.

The forward-looking statements contained in this Current Report are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this Current Report are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to various factors listed in this Current Report. All forward-looking statements speak only as of the date of this Current Report. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

DESCRIPTION OF BUSINESS OF AVRS

General Overview

We were incorporated in the State of Nevada on August 31, 2005 as an oil and gas exploration, development, production and acquisition company. Our common stock has been quoted on the Over-the-Counter Bulleting Board, also referred to as the OTCBB, under the ticker symbol “SMYD” since April 2007.

On May 19, 2008, we consummated the AVRS Acquisition with the shareholders of AVRS, and as a result, AVRS became our wholly-owned subsidiary. On May 20, 2008, we transferred our oil and gas assets to Stone Canyon. As a result, our current operations are those of AVRS.

AVRS was incorporated on July 7, 2005. In May 2000, WG Investments, LLC, a Colorado limited liability company formed that same year, acquired all of the assets of NCC, Inc. and all rights, title and interests in and to U.S. Patent #5,960,447. Promptly following the acquisition, the members of WG Investments, LLC voted to change its name to NCC, LLC. In 2005, the members of NCC, LLC exchanged their membership interests in NCC, LLC for shares of common stock of AVRS. The patent is still owned by NCC, LLC, which is a wholly-owned subsidiary of AVRS, our wholly-owned subsidiary.

AVRS is a software development company headquartered in Mitchell, South Dakota, with an office in Scottsdale, Arizona. AVRS specializes in creating interface and application solutions for speech recognition technologies. AVRS first introduced its speech recognition software and related firmware in 1994 at an industry trade show.

Industry Overview

We believe that of speech recognition technology has a multitude of potential applications, and that automatic speech recognition (ASR) products have not provided an effective solution.

Speech recognition technology, which provides for the conversion of speech into written text, is the threshold feature of AVRS’s solutions. AVRS’s technology focuses on improving speech recognition technology by increasing speech conversion precision, with the goal of achieving near 100% accuracy and allowing the user to speak naturally. AVRS also focuses on improving user productivity and profitability by enabling the user to effectively utilize the written text produced by speech recognition technology (the End-Text) in multiple applications specific to the user’s business purposes and goals.

We believe our main competitors will include Microsoft, Nuance and Phillips. We also will compete with several smaller niche suppliers. We intend to differentiate our solutions from those of our competitors by focusing on efficient correction using traditional methods that will minimize the burden on the user.

Principal Proposed Products or Services
AVRS is in the development stage and has not achieved any revenues from product sales. In addition, we will need substantial additional capital to achieve the marketing objectives of AVRS as described below.

Speech Recognition Software and Related Firmware

Our principal product is speech recognition software and related firmware which allows for dictation into a broad range of applications, including DOS applications running in Windows, UNIX and mainframe applications accessed through terminal emulation programs, various custom applications, and all Windows 3.x, 95, 98, 2000, XP and NT programs. Through this product, we seek to provide full functionality including audio proofreading, deferred and delegated correction and additional capabilities that we believe are not available with other products. This product allows for deferred dictation, where the text is saved with the associated audio, and the users can resume when stopped and can play back dictated content. Similarly, the recognized text and associated audio can be saved to be used when text is corrected.

AVRS Enterprise Solutions

Through our AVRS EnterpriseTM solutions utilizing the speech recognition software and related firmware, we hope to provide exceptional ease of use, security, scalability, centralized system administration, and flexible and efficient communications. We believe that the primary benefit that our AVRS EnterpriseTM solutions will offer is the elimination of typing and the efficient use of personnel for correction and proofreading. We believe that dictation rates of over 200 words per minute are attainable through the three components of our speech recognition software and related firmware: Transaction Manager, Transcription Manager, and the Dictation/Correction Assistant Clients.

Market

We intend to target vertical markets that require individuals and organizations to create reports, letters, e-mail, data entry, manuals, books, and virtually any other document or end product involving written data. These organizations include corporations, hospitals, medical product and service providers, governmental entities, legal professionals, sales and service organizations and law enforcement agencies.

Medical Market

We principally intend to target the medical industry, which we believe presently has the highest level of individuals utilizing dictation methods to assist in satisfying reporting requirements and documentation needs.

We intend to focus sales and marketing efforts on existing local and regional medical transcription, medical billing and equipment companies.

Legal, Law Enforcement, Insurance and Sales Markets

In addition to the medical field, we plan to concurrently target the legal profession, law enforcement, insurance and sales automation markets, which we believe have automatic dictation needs similar to those in the medical industry.

Original Equipment Manufacturer (OEM)

We anticipate that we will work with the OEM markets, targeting both software developers and hardware manufacturers. We may approach the larger OEM companies with a joint marketing approach strategy while using a direct sale basis to approach small and medium-sized OEMs.

Hardware Manufacturers

We also anticipate targeting hardware manufacturers, both on a direct basis and through joint sales and marketing programs. We intend to offer technology and patent licenses to manufacturers of medical devices, digital dictation systems, recorders, workstation PCs, PDAs, WAPs, and intelligent electronics. Alternatively, we may offer these manufacturers limited versions of our speech recognition software and related firmware product line for embedding into hardware. We expect to develop joint sales and marketing programs for mainframe, thin-client, telephony and other large hardware processing systems.

Distribution

Product development of the speech recognition software and related firmware was the primary focus for the first six years following its introduction into the software market. Early forms of the speech recognition software and related firmware were marketed through a network of approximately 200 small dealers specializing in speech recognition technology.

The AVRS business model has been revised and we plan to collect royalty payments based on actual usage of the speech recognition software and related firmware in various applications, and to implement our marketing strategy using the following marketing vehicles:

▪	Internet
▪	Trade shows
▪	Industry trade journal advertising
▪	Industry trade journal product reviews, reports, and papers
▪	Target market trade and professional journals
▪	Media interviews (TV, radio, newspapers)
▪	Editorial visitations
▪	Press releases
▪	Direct mail
▪	Brochures, sales literature
▪	Seminars

Intellectual Property

Our primary asset is United States Patent # 5,960,447 for a word tagging and editing system for speech recognition filed on November 13, 1995 and issued on September 28, 1999. In accordance with 35 USC 154, the term for the above-referenced patent began on September 28, 1999 and ends 20 years from the date on which the application for the patent was filed in the United States. Therefore, the patent will expire on November 13, 2015.

A word tagging and editing system for speech recognition receives recognized speech text from a speech recognition engine, and creates tagging information that follows the speech text as it is received by a word processing program or other program. The body of text to be edited in connection with the word processing program may be selected and cut and pasted and otherwise manipulated, and the tags follow within the audio data file created initially by the speech recognition engine. The sound bite may be replayed to the user through a speaker. The practical results include that the user may confirm the correctness of a particular recognized work, in real time whilst editing text in the word processor. If the recognition is manually corrected, the correction information may be supplied to the engine for use in updating a user profile for the user who dictated the audio that was recognized. Particular tagging approaches are employed depending on the particular word processor being used.

NCC, LLC filed an additional patent with the U.S. Patent and Trademark Office in November 2001 which if awarded would be expected to strengthen our position in voice recognition.

U.S. Patent #5,960,447 includes 42 claims covering an extremely broad base of features applicable to existing ASR products and markets. We intend to take full advantage of our patent protection by licensing or otherwise.

Research and Development

During fiscal years 2007 and 2006, AVRS did not incur any expense for research and development activities.

Available Information

We file the following reports with the SEC under Section 13(a) of the Securities Exchange Act of 1934 as a smaller reporting company: Annual Reports on Form 10-K; Quarterly Reports on Form 10-Q; Current Reports on Form 8-K; and any amendments to these reports. You may request a copy of these filings at no cost. Please direct your requests to:

Diane Jakowchuk
Secretary, Treasurer, Principal Accounting Officer
Samoyed Energy Corp.
7659 East Wood Drive
Scottsdale, AZ 85260

You can also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site (http://www.sec.gov) that contains our reports, proxy and information statements and other information that we file electronically with the SEC.

FINANCIAL INFORMATION

Management Discussion & Analysis of Financial Condition and Results of Operations

Liquidity and Capital Resources; Results of Operations

AVRS has not generated any revenue since its inception in 2005 and currently does not have any cash generating product or licensing sales. To date, AVRS’s president has been responsible for AVRS’s working capital requirements and development financing needs.

U.S. Patent #5,960,447 includes 42 claims covering an extremely broad base of features applicable to existing ASR products and markets. We intend to take full advantage of our patent protection by licensing or otherwise. If our licensing and other efforts prove successful, our liquidity may increase.

The legal fees associated with current prosecution for enhancing our existing patent rights, which are estimated at approximately $30,000, are currently deferred costs; however, if this activity proves successful, these fees will be capitalized. The associated legal fees for our additional filed U.S. patent application (not yet awarded) are deferred until the patent is granted. If that were to occur those fees would be capitalized. We anticipate that our President will be responsible for our near-term working capital requirements. In addition, we anticipate conducting one or more financings to raise working capital, which may or may not be successful.

PROPERTIES

We currently operate out of the home office of Walter Geldenhuys, our President, Chief Executive Officer, Chief Financial Officer and Director, in Mitchell, South Dakota, and the home office of Diane Jakowchuk, our Secretary, Treasurer and Principal Accounting Officer, in Scottsdale, Arizona, each free of charge.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as of May 21, 2008, unless otherwise indicated, (i) individually by our Chief Executive Officer and each of our other executive officers and by each of our directors, (ii) by all our executive officers and directors as a group, and (iii) by each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock. Except as noted in the footnotes below, each of the persons listed has sole investment and voting power with respect to the shares indicated. The information in the table is based on information available to us. The total number of shares of common stock outstanding on May 21, 2008 was 164,700,008.

Beneficial Owner[1]	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
Walter Geldenhuys, President, Chief Executive Officer, Chief Financial Officer and Director† 112 E. Spruce Street Mitchell, SD 57301	56,376,000	34.23%
Donald Getty, Director[2] 1273 Potters Green Edmonton, Alberta, Canada	1,000,000	* %
Diane Jakowchuk, Secretary, Treasurer and Principal Accounting Officer 7659 E. Wood Drive Scottsdale, AZ 85260	4,200,000	2.55%
All directors and executive officers as a group (three persons)	61,576,000	37.39%
Blake Thorshov 1112 Second St. Los Osos, CA 93402	35,000,000	21.25%
Douglas Holt 1465 E. Tierra Street Gilbert, AZ 85296	14,000,000	8.5%
Joseph Miglietta 10353 E. Sutton Scottsdale, AZ 85260	14,000,000	8.5%
Michael Davis 1933 E. McDowell Rd Phoenix, AZ 85006	14,000,000	8.5%

†	Named executive officer.

*	Less than 1% of the outstanding common stock.

[1]
“Beneficial ownership” is defined in the regulations promulgated by the SEC as (A) having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer; or (B) directly or indirectly creating or using a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

[2]
This amount represents 1,000,000 shares held by Sunnybank Investments Ltd., a consulting company of which Mr. Getty is President. Mr. Getty holds exclusive voting and investment power with respect to our securities held by Sunnybank Investments Ltd.

DIRECTORS AND OFFICERS

The following table and paragraphs provide the name and age of each of our current directors, executive officers and significant employees, the principal occupation of each during the past five years and, with respect to directors, the year in which the director was first elected as a member of our Board of Directors. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is provided above under “Security Ownership of Certain Beneficial Owners and Management.” There are no family relationships between any director or executive officer. Our directors and officers serve until their respective successors are elected or appointed, as the case may be.

Name of Director[1]	Age	Month and Year Elected as Director	Position with the Company
Walter Geldenhuys	52	May 2008	President, Chief Executive Officer, Chief Financial Officer and Director
Donald Getty	74	December 2007	Director
Diane Jakowchuk	54	--	Secretary, Treasurer and Principal Accounting Officer

1 Christopher Yee resigned from his position as our President and a member of our Board of Directors on December 3, 2007. Daniel Koyich resigned from his position as our Secretary, Treasurer and member of the Board of Directors on December 3, 2007. Lisa Jacobson, who was appointed to serve as our Secretary, Treasurer and member of our Board of Directors on December 3, 2007, resigned from her position on our Board on May 15, 2008, and resigned from her positions as Secretary and Treasurer on May 19, 2008.

Walter Geldenhuys, Director, President and Chief Executive Officer

Mr. Geldenhuys has served as a member of our Board of Directors since May 2008. Mr. Geldenhuys has served as the president of Advanced Voice Recognition Systems, Inc., also known as AVRS, since 2005. From 2000 to 2005, Mr. Geldenhuys was a member of NCC, LLC, which became AVRS’s wholly-owned subsidiary in 2005. In addition, Mr. Geldenhuys has owned Progressive Technologies LLC, a design and manufacturing concern, since 2002.

Donald Getty, Director

Mr. Getty has served as a member of our Board of Directors since December 2007. Mr. Getty has served as President of Sunnybank Investments, Ltd., a consulting firm, since 1992. From 1985 to 1992, Mr. Getty served two, four year terms as Premier of Alberta.  In addition to acting Premier of Alberta, he held the position of Energy Minister and the position of Minister of Federal and Intergovernmental Affairs during his two terms in office. From August 13, 2005, to the present, Mr. Getty serves as a Director and Chairman of the Board to Capital Reserve Canada Limited, a Canadian company, which is a U.S. reporting issuer and is quoted on the Over-the-Counter Bulletin Board.

From 2005 to present, Mr. Getty has served on the board of directors of Globetech Environmental Inc., a company publicly trading on the Pink Sheets. From 1997 to present, Mr. Getty has served on the board of directors of West Isle Energy Inc., a company publicly trading on the Toronto Stock Exchange. From 1995 to present, Mr. Getty has served on the board of directors of the Guyanor Resources SA, a company publicly trading on the Toronto Stock Exchange. Mr. Getty also serves as a director of Capital Reserve Canada Ltd., a company publicly trading on the OTCBB, and Euro Ressources SA, a company publicly trading on the Toronto Stock Exchange.

In 1954, Mr. Getty graduated, with honors, from the University of Western Ontario and earned a degree in business administration.

Diane Jakowchuk, Secretary, Treasurer and Principal Accounting Officer

Ms. Jakowchuk has served as our Secretary, Treasurer and Principal Accounting Officer since May 2008. Ms. Jakowchuk currently serves as a Director of AVRS, our wholly-owned subsidiary, and has worked in the accounting and sales departments of ADCO Paint & Supply, a retail coating company, since July 2006. Between December 2004 and July 2006, Ms. Jakowchuk served as office manager for Grens Hardware, a retail hardware company. From December 2001 to December 2004, Ms. Jakowchuk served as the State Victim Assistance Coordinator for MADD Victim Services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and designated officers to file reports of ownership and changes in ownership of our equity securities with the Securities and Exchange Commission. Based solely on our review of the copies of such forms that we have received and on written representations from reporting persons, we believe that during the fiscal year ended December 31, 2007, all reporting persons complied with all applicable filing requirements.

Corporate Governance, Code of Ethics

We are committed to maintaining sound corporate governance practices. These practices are essential to running our business efficiently and to maintaining our integrity in the marketplace. Our Board of Directors is responsible for providing effective governance oversight over our affairs. Our corporate governance practices are designed to promote honesty and integrity throughout our company. Our Board of Directors has not adopted a Code of Ethics.

Board Committees

Our Board of Directors currently does not have any standing committees.

EXECUTIVE COMPENSATION

Summary Compensation Table

As shown in the following table, AVRS has not paid any compensation to its executive officers from its date of incorporation in July 2005, through December 31, 2007, the completion of our last fiscal year.

The following table sets forth all compensation paid to AVRS’s principal executive officer and those individuals who received compensation in excess of $100,000 per year (collectively, the "Named Executive Officers") for its last two completed fiscal years.

Summary Compensation Table*

A Name and Principal Position with AVRS[1]	B Year	C Salary ($)	D Bonus ($)	E Stock Awards	F Option Awards ($)	G Non-Equity Incentive Plan Compensation ($)	H Nonqualified Deferred Compensation Earnings ($)	I All Other Compensation ($)	J Total ($)

Walter Geldenhuys,	2007	0	0	0	0	0	0	0	0
President,	2006	0	0	0	0	0	0	0	0
Chief Executive Officer
and Director[2]

Diane Jakowchuk,	2007	0	0	0	0	0	0	0	0
Principal	2006	0	0	0	0	0	0	0	0
Accounting Officer[3]

1 Christopher Yee resigned from his positions as our President and a member of Samoyed’s Board of Directors on December 3, 2007. During the twelve months ended September 30, 2007, Mr. Yee received $49,500 base salary for serving as Samoyed’s President. Aside from his base salary, Mr. Yee did not receive any other compensation for serving as Samoyed’s President.

2 Mr. Geldenhuys was appointed to our Board of Directors and as our President, Chief Executive Officer and Chief Financial Officer in May 2008. The amounts reflected in this table represent compensation Mr. Geldenhuys received as President, Chief Executive Officer and Director of AVRS, Samoyed’s wholly-owned subsidiary, in 2006 and 2007.

3 Ms. Jakowchuk was appointed as our Secretary, Treasurer and Principal Accounting Officer in May 2008. The amounts reflected in this table represent compensation Ms. Jakowchuk received for services performed for AVRS, Samoyed’s wholly-owned subsidiary, in 2006 and 2007.

Salary (Column C)

The amounts reported in column C represent base salaries paid to each of the Named Executive Officers for the relevant fiscal year.

Bonus (Column D)

The amounts reported in column D represent the cash bonuses paid each of the Named Executive Officers for the relevant fiscal year.

Option Awards (Column F)

The amounts reported in column F represent the dollar amount of stock option awards recognized for each of the Named Executive Officers as compensation costs for financial reporting purposes (excluding forfeiture assumptions) in accordance with FAS 123(R) for the relevant fiscal years.

Effective January 1, 2006, we adopted the provisions of SFAS No. 123(R), which requires the measurement and recognition of compensation expense for all share-based payment awards (including stock options) made to employees and directors based on estimated fair value. We previously accounted for the stock options under the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure.

The fair value of each option award is estimated on the date of grant using the Black-Scholes valuation model that uses the assumptions noted in the following table. Expected volatilities are based on implied volatilities from similar companies that operate within the same industry sector index. The Company calculated the historical volatility for each comparable company to come up with an expected average volatility and then adjusted the expected volatility based on factors such as historical stock transactions, major business transactions, and industry trends. The expected terms of the options are estimated based on factors such as vesting periods, contractual expiration dates and historical exercise behavior. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

We do not have written employment agreements or other employment arrangements with any of our executive officers. Our Board of Directors currently is evaluating the appropriate terms and conditions for the employment of our executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

We currently do not have any unexercised stock options outstanding for any of our Named Executive Officers.

DIRECTOR COMPENSATION

We have made no arrangements for the remuneration of our directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on our behalf. No remuneration has been paid to our directors for services to date.

The following table sets forth all compensation paid to AVRS’s directors for its last two completed fiscal years.

Name[1]	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter Geldenhuys	0	0	0	0	0	0	0
Donald Getty	0	0	0	0	0	0	0

1 Christopher Yee and Daniel Koyich resigned from their positions as members of Samoyed’s Board of Directors on December 3, 2007. Lisa Jacobson resigned from her position as a member of Samoyed’s Board of Directors on May 15, 2008. Neither Mr. Yee nor Mr. Koyich received compensation for their services as members of Samoyed’s Board of Directors. On January 12, 2008, Ms. Jacobson received 654,985 shares of our common stock valued at $.20 per share for serving as a member of Samoyed’s Board of Directors.

Compensation Committee Interlocks and Insider Participation

As AVRS has not paid any executive compensation to its executive officers, and we currently do not intend to compensate our executive officers in the near term, we do not have a compensation committee. As the need arises, our Board of Directors will function as a compensation committee would.

Director Independence

Our Board of Directors affirmatively determines the independence of each director and nominee for election as a director; and has adopted the independence standards of the NASDAQ Capital Market, LLC. At this time, the Board of Directors has determined that each of the following non-employee directors is independent and has no relationship with us, except as a director and stockholder: Donald Getty.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On May 20, 2008, AVRS, our wholly-owned subsidiary, issued a promissory note in the amount of $225,544 payable to Walter Geldenhuys, our President, Chief Executive Officer, Chief Financial Officer and Director, as well as AVRS’s President, Chief Executive Officer and Director. The promissory note matures on July 6, 2009, and accrues interest at a rate of 4% per annum. The promissory note was issued to Mr. Geldenhuys in exchange for working capital loans Mr. Geldenhuys previously advanced to AVRS.

During the three-month period ended March 31, 2008, Walter Geldenhuys, our President, Chief Executive Officer, Chief Financial Officer and Director, as well as a Director and the President and Chief Executive Officer of AVRS, our wholly-owned subsidiary, advanced $31,401 to AVRS for working capital to maintain AVRS’s operations. The advances carry no interest rate and are due on demand.

Aside from the relevant provisions of the Nevada Revised Statutes and other applicable laws, we currently do not have a formal policy or procedure for the review, approval or ratification of related party transactions.

LEGAL PROCEEDINGS

There are no legal proceedings in which we are involved.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Equity and Related Stockholder Matters

Since April 16, 2007, our common stock has been quoted on the OTCBB under the symbol “SMYD”. The following table sets forth the high and low bid prices per share of our common stock for each full quarterly period since our common stock began being quoted on the OTCBB. These prices represent inter-dealer quotations without markup, markdown, or commission and may not necessarily represent actual transactions.

	High	Low
Three Months Ended March 31, 2008	0.85	0.30
Three Months Ended December 31, 2007*	0.21	0.21
Three Months Ended September 30, 2007*	0.07	0.07
Three Months Ended June 30, 2007*	0.07	0.07
* Represents bid prices adjusted to account for our December 2007 7.3-for-1 forward stock split.

Holders

On May 21, 2008, the last reported sale price of our common stock was $.51 per share, and the number of holders of record of our common stock was approximately 39. Because many of the Company’s shares of common stock are held by brokers and other institutions on behalf of stockholders, the Company is unable to estimate the total number of stockholders represented by these non-record holders. The transfer agent of our common stock is Holladay Stock Transfer, 2939 N. 67th Place, Scottsdale, AZ 85251.

Dividends

On December 12, 2007, we conducted a 7.3-for-1 forward stock split of our issued and outstanding shares of common stock. We have not declared any cash dividends, nor do we intend to do so.  We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent.  Our dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future. We currently anticipate that we will retain all of our future earnings for use in the expansion and operation of our business and do not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

We currently do not have any securities authorized for issuance under an equity compensation plan.

RECENT SALES OF UNREGISTERED SECURITIES

Sales in Conjunction with AVRS Acquisition

On May 19, 2008, as part of the AVRS Acquisition, we issued an aggregate of 140,000,000 shares of our common stock to the AVRS shareholders or their designees. These sales were completed in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D. The securities were acquired by a small number of accredited investors who had access to information about us.

Pre-AVRS Acquisition Sales

On January 12, 2008, we issued to Lisa Jacobson, then our Secretary and member of our Board of Directors, 654,985 shares of our common stock valued at $.20 per share for serving as a member of our Board of Directors. The grant was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. Only Ms. Jacobson, an accredited investor, received the securities, and we did not engage in any general solicitation or advertising to market the securities.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 547,500,000 shares of common stock at a par value of $.001 per share. As of May 21, 2008, there were 164,700,008 shares of our common stock issued and outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the shares entitled to vote at any meeting, represented in person or by proxy, constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the voting power of our common stock issued, outstanding and entitled to vote is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and executive officers are indemnified as provided by the Nevada Revised Statutes and our articles of incorporation and bylaws. These provisions state that any of our directors and executive officers may cause us to indemnify him against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director or officer. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. The Nevada Revised Statutes require us to indemnify our directors and executive officers against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with his defense if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim. Otherwise, such indemnification is at the discretion of our Board of Directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our financial statements, pro forma financial information and supplementary date are included under Item 9.01 of this Current Report on Form 8-K and are incorporated into this Item 2.01 by reference to the extent appropriate.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent appropriate, the information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. These sales were completed in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D. The securities were acquired by a small number of accredited investors who had access to information about us.

Item 5.01	Changes in Control of Registrant.

To the extent appropriate, the information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent appropriate, the information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02. If or when the information required by Items 5.02(c)(3), 5.02(d)(3), or 5.02(d)(4) is determined or becomes available, we will amend this Current Report on Form 8-K, as appropriate, and provide the required information under the appropriate item.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
Advanced Voice Recognition Systems, Inc.

We have audited the accompanying balance sheets of Advanced Voice Recognition Systems, Inc. as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years ended December 31, 2007 and 2006, and the period from March 15, 1994 (inception) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Voice Recognition Systems, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006, and the period from March 15, 1994 (inception) through December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage enterprise that has incurred losses since inception and, at December 31, 2007, has a net capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Further information and management’s plans in regard to this uncertainty are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Cordovano and Honeck LLP
Cordovano and Honeck LLP
Englewood, Colorado
April 29, 2008

ADVANCED VOICE RECOGNITION SYSTEMS, INC.
(A Development Stage Company)
Balance Sheets

	March 31,		December 31,
	2008	2007	2007	2006
	(Unaudited)	(Unaudited)

ASSETS

Intangible Assets (Note 3)
Patent, net	$27,407	$31,623	$28,461	$32,677
Deferred costs	48,298	48,298	48,298	48,298
Total Assets	$75,705	$79,921	$76,759	$80,975

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$81,950	$58,853	$58,853	$58,853
Indebtedness to related parties (Note 4)	262,745	215,380	231,344	196,524
Total Current Liabilities	344,695	274,233	290,197	255,377

Stockholders' Deficit
Common stock, no par value; 100,000,000 shares authorized, 37,500,000 (unaudited), 37,500,000 (unaudited), 37,500,000 and 37,500,000 shares issued and outstanding, respectively	3,571,918	3,571,918	3,571,918	3,571,918
Additional paid-in capital	330,878	250,831	312,489	228,837
Deficit accumulated during development stage	(4,171,786)	(4,017,061)	(4,097,845)	(3,975,157)
Total Stockholders' Deficit	(268,990)	(194,312)	(213,438)	(174,402)
Total Liabilities and Stockholders' Deficit	$75,705	$79,921	$76,759	$80,975

The accompanying notes are an integral part of these financial statements.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.
(A Development Stage Company)
Statements of Operations

	FOR THE THREE MONTHS ENDED MARCH 31,		MARCH 15, 1994 (INCEPTION) THROUGH MARCH 31,	FOR THE YEARS ENDED DECEMBER 31,		MARCH 15, 1994 (INCEPTION) THROUGH DECEMBER 31,
	2008	2007	2008	2007	2006	2007
	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$-	$-	$1,241,924	$-	$-	$1,241,924
Cost of goods sold	-	-	379,378	-	-	379,378
Gross profit	-	-	862,546	-	-	862,546

Operating expenses:
Research and development	-	-	1,189,531	-	-	1,189,531
Contributed services (Note 4)	18,389	21,994	1,699,545	83,652	70,189	1,681,156
General and administrative:
Compensation	-	-	570,000	-	-	570,000
Professional fees	53,104	18,856	487,962	32,379	32,412	434,858
Office	-	-	238,410	-	-	238,410
Rent	-	-	157,356	-	-	157,356
Travel	-	-	122,127	-	-	122,127
Advertising	-	-	81,090	-	-	81,090
Bad debt expense	-	-	67,217	-	-	67,217
Other	2,448	1,054	371,283	6,657	4,266	368,835
Total operating expenses	73,941	41,904	4,984,521	122,688	106,867	4,910,580

Loss from operations	(73,941)	(41,904)	(4,121,975)	(122,688)	(106,867)	(4,048,034)

Other income and (expense):
Investment Income	-	-	5,062	-	-	5,062
Interest expense	-	-	(41,370)	-	-	(41,370)
Loss on sale of assets	-	-	(13,503)	-	-	(13,503)
Net other expense	-	-	(49,811)	-	-	(49,811)

Loss before income taxes	(73,941)	(41,904)	(4,171,786)	(122,688)	(106,867)	(4,097,845)

Provision for income taxes (Note5)	-	-	-	-	-	-

Net Loss	$(73,941)	$(41,904)	$(4,171,786)	$(122,688)	$(106,867)	$(4,097,845)

Basic and diluted loss per common share	$(0.00)	$(0.00)		$(0.00)	$(0.00)

Weighted average number of common shares outstanding	37,500,000	37,500,000		37,500,000	37,500,000

The accompanying notes are an integral part of these financial statements.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.
(A Development Stage Company)
Statements of Changes in Stockholders' Deficit

	NCC, LLC Membership	Common Stock		Additional Paid-in	Deficit Accumulated During Development
	Interests	Shares	Amount	Capital	Stage	Total
Balance at March 15, 1994 (inception)	$-	750	$1,000	$-	$-	$1,000
Net Loss	-	-	-	-	(3,976)	(3,976)
Balance at December 31, 1994	-	750	1,000	-	(3,976)	(2,976)
Net Loss	-	-	-	-	(38,516)	(38,516)
Balance at December 31, 1995	-	750	1,000	-	(42,492)	(41,492)
Net Loss	-	-	-	-	(144,843)	(144,843)
Balance at December 31, 1996	-	750	1,000	-	(187,335)	(186,335)
Net Loss	-	-	-	-	(3,291)	(3,291)
Balance at December 31, 1997	-	750	1,000	-	(190,626)	(189,626)
Net Loss	-	-	-	-	(537,561)	(537,561)
Balance at December 31, 1998	-	750	1,000	-	(728,187)	(727,187)
Net Loss	-	-	-	-	(512,491)	(512,491)
Balance at December 31, 1999	-	750	1,000	-	(1,240,678)	(1,239,678)
May 19, 2000, obligations contributed to capital	-	-	-	1,335,432	-	1,335,432
May 19, 2000, paid-in capital of NCC, Inc. transferred to NCC, LLC membership interests	1,336,432	(750)	(1,000)	(1,335,432)	-	-
May 19, 2000, acquisition of NCC, Inc. by NCC, LLC	487,500	-	-	-	-	487,500
Contributed services (Note 4)	520,000	-	-	-	-	520,000
Net Loss	-	-	-	-	(1,125,348)	(1,125,348)
Balance at December 31, 2000	2,343,932	-	-	-	(2,366,026)	(22,094)
Contributed services (Note 4)	720,500	-	-	-	-	720,500
Net Loss	-	-	-	-	(990,765)	(990,765)
Balance at December 31, 2001	3,064,432	-	-	-	(3,356,791)	(292,359)
Various dates, payment of expenses by member	257	-	-	-	-	257
Contributed services (Note 4)	50,767	-	-	-	-	50,767
Net Loss	-	-	-	-	(191,542)	(191,542)
Balance at December 31, 2002	3,115,456	-	-	-	(3,548,333)	(432,877)
Various dates, payment of expenses by member	600	-	-	-	-	600
Contributed services (Note 4)	18,749	-	-	-	-	18,749
Net Loss	-	-	-	-	(19,349)	(19,349)
Balance at December 31, 2003	3,134,805	-	-	-	(3,567,682)	(432,877)
December 31, 2004, obligation to member contributed to capital	378,462	-	-	-		378,462
Contributed services (Note 4)	58,651	-	-	-	-	58,651
Net Loss	-	-	-	-	(58,651)	(58,651)
Balance at December 31, 2004	3,571,918	-	-	-	(3,626,333)	(54,415)
July 7, 2005, Incorporation of AVRS from NCC LLC	(3,571,918)	25,000,000	3,571,918	-	-	-
December 9,2005, stock dividend		12,500,000				-
Contributed services (Note 4)	-	-	-	158,648	-	158,648
Net Loss	-	-	-	-	(241,957)	(241,957)
Balance at December 31, 2005	-	37,500,000	3,571,918	158,648	(3,868,290)	(137,724)
Contributed services (Note 4)	-	-	-	70,189	-	70,189
Net Loss	-	-	-	-	(106,867)	(106,867)
Balance at December 31, 2006	-	37,500,000	3,571,918	228,837	(3,975,157)	(174,402)
Contributed services (Note 4)	-	-	-	83,652	-	83,652
Net Loss	-	-	-	-	(122,688)	(122,688)
Balance at December 31, 2007	-	37,500,000	3,571,918	312,489	(4,097,845)	(213,438)
Contributed services (Note 4) (unaudited)	-	-	-	18,389	-	18,389
Net Loss, three months ended March 31, 2008 (unaudited)	-	-	-	-	(73,941)	(73,941)
Balance at March 31, 2008 (unaudited)	$-	37,500,000	$3,571,918	$330,878	$(4,171,786)	$(268,990)

The accompanying notes are an integral part of these financial statements.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.
(A Development Stage Company)
Statements of Cash Flows

	FORTHE THREE MONTHS ENDED MARCH 31,		MARCH 15, 1994 (INCEPTION) THROUGH MARCH 31,	FOR THE YEARS ENDED DECEMBER 31,		MARCH 15, 1994 (INCEPTION) THROUGH DECEMBER 31,
	2008	2007	2008	2007	2006	2007
	(Unaudited)	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(73,941)	$(41,904)	$(4,171,786)	$(122,688)	$(106,867)	$(4,097,845)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Amortization	1,054	1,054	35,840	4,216	4,216	34,786
Contributed services	18,389	21,994	1,699,545	83,652	70,189	1,681,156
Changes in operating liabilities:
Accounts payable	23,097	-	81,950	-	-	58,853
Net cash used in operating activities	(31,401)	(18,856)	(2,354,451)	(34,820)	(32,462)	(2,323,050)

Cash Flows from Investing Activities:
Payments for patents	-	-	(63,247)	-	-	(63,247)
Payments for deferred costs	-	-	(48,298)	-	(2,500)	(48,298)
Net cash used in investing activities	-	-	(111,545)	-	(2,500)	(111,545)

Cash Flows from Financing Activities:
Proceeds from sale of common stock	-	-	2,203,251	-	-	2,203,251
Proceeds from issuance of promissory notes	31,401	18,856	262,745	34,820	34,962	231,344
Net cash provided by financing activities	31,401	18,856	2,465,996	34,820	34,962	2,434,595

Net change in cash	-	-	-	-	-	-

Cash at beginning of period	-	-	-	-	-	-

CASH AT END OF PERIOD	$-	$-	$-	$-	$-	$-

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-	$-	$-	$-
Income taxes	$-	$-	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Note 1  Nature of Operations

The operations of Advanced Voice Recognition Systems, Inc. (“AVRS” or the “Company”) commenced in 1994 with a predecessor entity called NCC, Inc. NCC, Inc. was incorporated on March 15, 1994 in the State of Ohio. NCC, Inc. operated as a software and hardware development company that marketed voice recognition and transcription products for commercial applications.

In May 2000, WG Investments, LLC acquired the assets of NCC, Inc. and subsequently changed its name to NCC, LLC. NCC, LLC (also a predecessor to AVRS) continued the operations of NCC, Inc. until approximately December 31, 2001, when shifts in the industry’s markets caused NCC, LLC to suspend its operations.

AVRS was incorporated in the State of Colorado on July 7, 2005. In September 2005, the members of NCC, LLC transferred all of their membership interests in NCC, LLC to AVRS in exchange for 25 million shares of AVRS common stock. In November 2005, the Board of Directors approved a stock dividend of 12.5 million common shares, which increased the number of common shares outstanding to 37.5 million shares. Following the incorporation of AVRS, the Company initiated a new business plan and intends to continue its operations in the voice recognition and transcription industry.

AVRS specializes in creating interface and application solutions for speech recognition technologies. AVRS has successfully obtained patent protection of its proprietary technology (refer to Note 3, Intangible Assets). The Company primarily is focusing its technologies for the medical profession because of the profession’s present extensive use of dictation and its need for multiple applications of speech recognition technology in the generation of reports, documents and medical bills. The Company also is focusing on legal, law enforcement, insurance and sales professionals, as well as original equipment and hardware manufacturers.

The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises”. The Company has been in the development stage since inception.

Note 2  Significant Accounting Policies

Unaudited Financial Information

The accompanying financial information as of and for the three months ended March 31, 2008 and 2007 is unaudited. In the opinion of management, all normal and recurring adjustments which are necessary to provide a fair presentation of the Company’s financial position at March 31, 2008 and 2007, and its operating results for the three months ended March 31, 2008 and 2007 have been made. The results of operations for the three months ended March 31, 2008 is not necessarily an indication of the results to be expected for the year.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage enterprise with losses since inception and a net capital deficit. These factors, among others, may indicate that the Company will be unable to continue as a going concern for reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis and ultimately to attain profitability. During the three months ended March 31, 2008 (unaudited) and the years ended December 31, 2007 and 2006, the Company’s president has loaned the Company funds for working capital on an “as needed” basis. There is no assurance that these loans will continue in the future. The Company plans to seek additional funding to maintain its operations through debt and equity financing. There is no assurance that the Company will be successful in raising additional funds.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with original maturities of three months or less when acquired to be cash equivalents. The Company had no cash equivalents at March 31, 2008 (unaudited) and December 31, 2007.

Revenue Recognition

Revenue from the sale of inventory is recognized on the date of sale, title and risk of loss have transferred to the purchaser, the fees are fixed or determinable and collection is reasonably assured. Revenue from the performance of services is recognized when services have been completed and collection is probable. There are no multiple element sales and no history of material returns.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

Organization Costs

Costs related to the organization of the Company have been expensed as incurred.

Research and Development Costs

Research and development costs are expensed in the period incurred.

Patents, Deferred Costs and Amortization

Patents consist of costs incurred to acquire issued patents. Amortization commences once a patent is granted. Costs incurred to acquire patents that have not been issued are reported as deferred costs. If a patent application is denied or expires, the costs incurred are charged to operations in the year the application is denied or expires. The Company amortizes its patent over an estimated useful life of fifteen years. Amortization expense totaled $1,054 (unaudited), $1,054 (unaudited), $4,216 and $4,216 for the three months ended March 31, 2008 and 2007, and for the years ended December 31, 2007 and 2006, respectively. Estimated aggregate amortization expense for each of the next five years is as follows:

Year ending December 31,
2008	$4,216
2009	4,216
2010	4,216
2011	4,216
2012	4,216
Thereafter	7,381
$28,461

Impairment and Disposal of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Statement No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.

Loss per Common Share

The Company reports net loss per share using a dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. At March 31, 2008 (unaudited) and December 31, 2007, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements" ("SFAS 157), which provides guidance on how to measure assets and liabilities that use fair value. SFAS 157 will apply whenever another US GAAP standard requires (or permits) assets or liabilities to be measured at fair value but does not expand the use of fair value to any new circumstances. This standard also will require additional disclosures in both annual and quarterly reports. SFAS 157 will be effective for fiscal years beginning after November 15, 2007 (January 1, 2008 for the Company).

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement 109 (“FIN 48”), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN 48, the benefit of a tax position may be recognized only if it is more likely than not that the tax position will be sustained, based on the technical merits of the position, by a taxing authority having full knowledge of all relevant information.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 (“SFAS 159”) which permits entities to choose to measure eligible items at fair value at specified election dates. Unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings at each subsequent reporting date.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. The statement is effective for annual periods beginning after December 15, 2008.

The above pronouncements are not currently expected to have a material effect on the Company’s financial statements.

Note 3  Intangible Assets

On November 13, 1995 the Company filed a patent application with the U.S. Patent and Trademark Office, which was granted on September 28, 1999 as patent #5,960,447, “Word Tagging and Editing system for Speech Recognition”. In accordance with 35 USC 154, the term for the above referenced patent shall be for a period beginning on the date on which the patent issues and ending 20 years from the date on which the application for the patent was filed in the United States. The above referenced U.S. Patent will expire on November 13, 2015.

The Company monitors the anticipated outcome of legal actions, and if it determines that the success of the defense of a patent is probable, and so long as the Company believes that the future economic benefit of the patent will be increased, the Company capitalizes external legal costs incurred in the defense of the patent. Upon successful defense of litigation, the amounts previously capitalized are amortized over the remaining life of the patent.

The Company has applied for additional patents which have not been granted as of December 31, 2007 or March 31, 2008 (unaudited). The Company capitalizes the deferred costs associated with the applications and does not begin amortization until the patent is granted.

Note 4  Related Party Transactions

Contributed Services

During the years from 2000 through 2007 and for the three months ended March 31, 2008 (unaudited), the Company’s officers and employees contributed research and development services and administrative services. The fair value of those services was recorded in the accompanying financial statements based on the prevailing rates for such services, with a corresponding credit to Additional paid-in capital. Contributed services recorded in the accompanying financial statements consisted of the following:

Year ended December 31,
2000	$520,000
2001	720,500
2002	50,767
2003	18,749
2004	58,651
2005	158,648
2006	70,189
2007	83,652
1,681,156
Three months ended March 31,
2008 (unaudited)	18,389
$1,699,545

Indebtedness to Related Parties

During the years from 2000 through 2007 and for the three months ended March 31, 2008 (unaudited), certain officers advanced the Company working capital to maintain the Company’s operations. The advances carry no interest rate and are due on demand. As of March 31, 2008 and December 31, 2007, the Company owed the officers $262,745 (unaudited) and $231,344. The majority of which is owed to the Company’s president, Walter Geldenhuys, and totaled $256,945 (unaudited) and $225,544, respectively, at March 31, 2008 and December 31, 2007.

Note 5  Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective rate is as follows:

	March 31,	December 31,
	2008	2007	2006
	(Unaudited)
U.S. federal statutory graduated rate	15.00%	15.00%	15.00%
State income tax rate, net of federal benefit	3.94%	3.94%	3.94%
Contributed services	-6.85%	-12.92%	-12.44%
Costs capitalized under Section 195	-12.09%	-6.02%	-6.50%
Effective rate	0.00%	0.00%	0.00%

The Company is considered a start-up company for income tax purposes. As of December 31, 2007, the Company had not commenced its trade operations, so all costs were capitalized under Section 195. Accordingly, the Company had no net operating loss carryforwards at December 31, 2007.

Note 6  Subsequent Event

Stock Exchange Agreement

On April 28, 2008, the Company entered into a Stock Exchange Agreement dated as of April 14, 2008, with Samoyed Energy Corp., a Nevada corporation (“Samoyed”).

Pursuant to the Stock Exchange Agreement, at closing AVRS’s shareholders exchanged with, and transferred to Samoyed, all of the issued and outstanding shares of AVRS’s capital stock. In exchange, Samoyed exchanged with, and issued to, AVRS’s shareholders an aggregate of 140,000,000 shares of Samoyed’s common stock.

Prior to the closing of the Stock Exchange Agreement, Samoyed delivered to AVRS fully executed documents sufficient to evidence the transfer to Stone Canyon Resources, Inc. (“Stone Canyon”) of all of Samoyed’s oil and gas assets, as well as all of the liabilities related to those oil and gas assets, in exchange for the 22,749,998 shares of Samoyed’s common stock then owned by Stone Canyon. The transfer was completed on May 20, 2008.

In conjunction with the closing of the Stock Exchange Agreement, certain shareholders of Samoyed holding an aggregate of 500,000 shares of Samoyed’s common stock paid to Samoyed $250,000.

Also, certain shareholders of Samoyed holding an aggregate of 3,500,000 shares of Samoyed’s common stock agreed to pay to Samoyed an amount equal to $1,750,000 within 90 days of the closing of the Stock Exchange Agreement, which occurred on May 19, 2008, or in the alternative, tender to Samoyed for cancellation two shares of Samoyed’s common stock for every $1 not paid; and

As a condition to closing the Stock Exchange Agreement, certain shareholders of Samoyed holding shares of Samoyed’s common stock agreed that, commencing on May 19, 2008, and ending on a date one year later, the shareholders will not, without the written consent of  Samoyed, (i) sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, certain of their shares of Samoyed’s common stock owned directly by them, or with respect to which they have beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of  those shares of Samoyed’s common stock owned directly by them, or with respect to which they have beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission.

Note Payable, Related Party

During May 2008, the Company’s president converted the working capital loans that were advanced to the Company into a promissory note. The note carries a 4 percent annual interest rate and matures on July 6, 2009.

(b) Pro Forma Financial Information.

SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma condensed financial statements give effect to the proposed merger of AVRS Systems, Inc. (“AVRS”) and Samoyed Energy Corporation (“Samoyed”) as of March 31, 2008 for the interim periods ended March 31, 2008, and for the year ended December 31, 2007 (AVRS), and September 30, 2007 (Samoyed).

The unaudited pro forma condensed balance sheet is presented as if the transaction was consummated at the end of the period presented.

The unaudited pro forma condensed statements of operations are presented as if the transaction was consummated at the beginning of the periods presented.

The unaudited pro forma condensed financial statements should be read in conjunction with the accompanying notes and the separate audited financial statements and notes thereto of each of the companies included in the pro forma as of the balance sheet date and their respective year-ends; December 31, 2007 (AVRS) and September 30, 2007 (Samoyed).

The unaudited pro forma condensed statements of operations may not be indicative of the results that actually would have occurred if the transaction had been effective on the dates indicated nor are they results that may be obtained in the future.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

ASSETS
	Historical March 31, 2008
					Unaudited
					Pro Forma
	Samoyed	AVRS		Pro Forma	March 31,
				Adjustments	2008
CURRENT ASSETS
Cash	$-	$-		$-	$-
GST Receivable	6,059	-	(A)	(6,059)	-
Accounts Receivable, Net	3,959	-	(A)	(3,959)	-
TOTAL CURRENT ASSETS	10,018	-		(10,018)	-
OTHER ASSETS
Patent, Net	-	27,407		-	27,407
Deferred Costs	-	48,298		-	48,298
TOTAL ASSETS	$10,018	$75,705		$(10,018)	$75,705

LIABILITIES AND SHAREHOLDERS EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts Payable	$14,140	$81,950	(A)	$(14,140)	$81,950
Indebtedness to Related Parties	-	262,745		-	262,745
TOTAL CURRENT LIABILITIES	14,140	344,695		(14,140)	344,695
STOCKHOLDERS EQUITY (DEFICIT)
Common Stock	47,450	3,571,918	(A) (B)	(3,454,668)	164,700
Additional Paid-in Capital	249,514	330,878	(A) (B)	(249,514)	330,878
Retained Deficit	(301,086)	(4,171,786)	(A) (B)	3,708,304	(764,568)
TOTAL STOCKHOLDERS EQUITY (DEFICIT)	(4,122)	(268,990)		4,122	(268,990)
TOTAL LIABILITIES AND
STOCKHOLDERS EQUITY (DEFICIT)	$10,018	$75,705		$(10,018)	$75,705

See notes to unaudited pro forma condensed financial statements.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

Samoyed Energy Corporation for the six months ended March 31, 2008 Advanced Voice Recognition Systems, Inc. for the three months ended March 31, 2008

	Historical
	Samoyed	AVRS		Pro Forma Adjustments	Unaudited Pro Forma
REVENUE	$7,849	$-	(C)	$(7,849)	$-
COST OF REVENUE	3,179	-	(C)	(3,179)	-
GROSS PROFIT	4,670	-		(4,670)	-
OPERATING EXPENSES
General and Administrative	22,518	73,941		-	96,459
Impairment of Oil and Gas Property	11,769	-	(C)	(11,769)	-
TOTAL OPERATING EXPENSES	34,287	73,941		(11,769)	96,459
NET INCOME (LOSS)	$(29,617)	$(73,941)		$7,099	$(96,459)
Net Income (Loss) per Common Share	$(0.00)	$(0.00)		$-	$(0.00)
Weighted Average Common Shares Outstanding	47,450,005	37,500,000	(D)	79,750,007	164,700,008

See notes to unaudited pro forma condensed financial statements.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

Advanced Voice Recognition Systems, Inc. for the year ended December 31, 2007 Samoyed Energy Corporation for the year ended September 30, 2007

	Historical
	Samoyed	AVRS		Pro Forma Adjustments	Unaudited Pro Forma
REVENUE	$5,918	$-	(C)	$(5,918)	$-
COST OF REVENUE	4,037	-	(C)	(4,037)	-
GROSS PROFIT	1,881	-		(1,881)	-
OPERATING EXPENSES
General and Administrative	115,439	122,688		-	238,127
Impairment of Oil and Gas Property	149,999	-	(C)	(149,999)	-
TOTAL OPERATING EXPENSES	265,438	122,688		(149,999)	238,127
NET INCOME (LOSS)	$(263,557)	$(122,688)		$148,118	$(238,127)
Net Income (Loss) per Common Share	$(0.05)	$(0.00)		$-	$(0.00)
Weighted Average Common Shares Outstanding	5,375,915	37,500,000	(D)	121,824,097	164,700,008

See notes to unaudited pro forma condensed financial statements.

Reorganization

On May 19, 2008, Samoyed Energy Corporation (“Samoyed”) consummated a Stock Exchange Agreement with Advanced Voice Recognition Systems, Inc., (“AVRS”) a company based in Mitchell, South Dakota that specializes in a speech recognition system for computerized transcriptions. The Agreement provides for the reorganization of AVRS with Samoyed. In connection with the Agreement, Samoyed acquired all of the issued and outstanding common shares of AVRS in exchange for 140,000,000 shares of Samoyed’s common stock. As a result of closing the Stock Exchange Agreement, the former shareholders of AVRS now own approximately 85% of the outstanding common stock of Samoyed, resulting in a change in control.

This acquisition is treated as a recapitalization of AVRS, with Samoyed the legal surviving entity. Since Samoyed had, prior to the recapitalization, minimal assets and limited operations, the recapitalization will be accounted for as the sale of 24,700,007 shares of AVRS common stock for the net liabilities of Samoyed. Costs of the transaction will be charged to the period in which they are incurred.

Pro Forma Adjustments

A.	To remove the oil and gas assets and related liabilities relinquished in exchange for the cancellation of 22,749,998 shares of Samoyed common stock.

B.
To adjust the stockholders’ equity (deficit) to reflect the recapitalization of AVRS with 164,700,008* shares outstanding at $.001 par value; and to close out the equity of Samoyed following the transaction.

C.	To remove Samoyed’s oil and gas operations.

D.	To adjust the weighted average common shares outstanding to reflect the 164,700,008 shares outstanding following the transaction.

*
Certain shareholders of Samoyed (holding 3,500,000 common shares) have agreed to make payments to Samoyed of up to $1,750,000 no later than 90 days after the closing; if such payments are not made in full, these shareholders will return their shares of Samoyed common stock for cancellation to Samoyed at the rate of 2 shares of Samoyed common stock for each $1 not paid. This Transaction is not reflected in the accompanying unaudited condensed pro forma financial statements.

(d) Exhibits.

Exhibit
Number	Description
2.1	Stock Exchange Agreement dated April 14, 2008, between Samoyed Energy Corp. and Certain Shareholders of Advanced Voice Recognition Systems, Inc. [1]

3.1	Articles of Incorporation[2]

3.2	Certificate of Change to Articles of Incorporation[3]

3.3	Bylaws[1]

10.1	Agreement of Purchase and Sale dated as of May 15, 2008 between Samoyed Energy Corp. and Stone Canyon Resources, Inc. [4]

Exhibit
Number	Description
10.2*	Letter Agreement dated April 28, 2008

21.1*	Schedule of Subsidiaries of the Company

1 Incorporated by reference to the Exhibit filed with Form 8-K filed with the SEC on May 1, 2008.
2 Incorporated by reference to the Exhibits filed with the Form SB-2 filed with the SEC on October 31, 2005.
3 Incorporated by reference to the Exhibit filed with the Form 8-K filed with the SEC on December 18, 2007.
4 Incorporated by reference to the Exhibit filed with Form 8-K filed with the SEC on May 21, 2008.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMOYED ENERGY CORP.

	Signature:	/s/ Walter Geldenhuys
	Name:	Walter Geldenhuys
	Title:	President, Chief Executive Officer & Chief Financial Officer

Dated: May 23, 2008

EXHIBIT INDEX

Exhibit
Number	Description
2.1	Stock Exchange Agreement dated April 14, 2008, between Samoyed Energy Corp. and Certain Shareholders of Advanced Voice Recognition Systems, Inc. [1]

3.1	Articles of Incorporation[2]

3.2	Certificate of Change to Articles of Incorporation[3]

3.3	Bylaws[1]

10.1	Agreement of Purchase and Sale dated as of May 15, 2008 between Samoyed Energy Corp. and Stone Canyon Resources, Inc. [4]

10.2*	Letter Agreement dated April 28, 2008

21.1*	Schedule of Subsidiaries of the Company

1 Incorporated by reference to the Exhibit filed with Form 8-K filed with the SEC on May 1, 2008.
2 Incorporated by reference to the Exhibits filed with the Form SB-2 filed with the SEC on October 31, 2005.
3 Incorporated by reference to the Exhibit filed with the Form 8-K filed with the SEC on December 18, 2007.
4 Incorporated by reference to the Exhibit filed with Form 8-K filed with the SEC on May 21, 2008.
* Filed herewith.